UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 22, 2019

Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-38530 (Commission File Number)	82-4005693 (IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EPRT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01— Entry into a Material Definitive Agreement.

Entry Into Term Loan

On November 26, 2019, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., the Company’s operating partnership and a Delaware limited partnership (the “Operating Partnership”), entered into a new term loan credit facility (the “Term Loan Facility”) pursuant to a $430 million Credit Agreement with Capital One, National Association, as administrative agent, and other lenders party thereto. The Term Loan Facility provides for term loans to be drawn up to an aggregate amount of $430 million with a maturity of November 26, 2026. The loans under the Term Loan Facility are available to be drawn in up to three draws during the six-month period beginning on November 26, 2019. Once drawn, the loans will be expected to bear interest at an annual rate of applicable LIBOR plus the applicable margin. The applicable LIBOR will be the rate with a term equivalent to the interest period applicable to the relevant borrowing. The applicable margin will initially be a spread set according to a leverage-based pricing grid. At the Operating Partnership’s irrevocable election, on and after receipt of an investment grade corporate credit rating from Standard & Poor’s (“S&P”) or Moody’s Investors Services, Inc. (“Moody’s”), the applicable margin will be a spread set according to the Company’s corporate credit ratings by S&P and/or Moody’s. The facility is pre-payable at any time by the Operating Partnership (as borrower), provided, that if the loans under the Term Loan Facility are repaid on or before November 26, 2020, they are subject to a two percent prepayment premium, and if repaid thereafter but on or before November 26, 2021, they are subject to a one percent prepayment premium. After November 26, 2021 the loans may be repaid without penalty. The Operating Partnership may not re-borrow amounts paid down on the Term Loan Facility. The Operating Partnership is required to pay a ticking fee on any undrawn portion of the Term Loan Facility for the period from and including the 91st day after November 26, 2019 until the earlier of the date the initial term loans are fully drawn or May 26, 2020. The facility has an accordion feature to increase, subject to certain conditions, the maximum availability of the facility up to an aggregate of $500 million.

The Operating Partnership is the borrower under the Term Loan Facility, and the Company and each of its subsidiaries that owns a direct or indirect interest in an eligible real property asset are guarantors under the facility. The Company is subject to financial covenants under the facility, including maintaining: a limitation on total consolidated leverage of not more than 60% of the Company’s total consolidated assets with a step up on two non-consecutive occasions to 65%, at the Operating Partnership’s election, for two consecutive quarters each following a material acquisition; a consolidated fixed charge coverage ratio of at least 1.50x; a consolidated tangible net worth of at least $647,083,000 plus 75% of future net equity proceeds; a consolidated secured leverage ratio of not more than 50% of the Company’s total consolidated assets; a secured recourse debt ratio of not more than 10% of the Company’s total consolidated assets; an unencumbered leverage ratio of not more than 60% of the Company’s consolidated unencumbered assets with a step up on two non-consecutive occasions to 65%, at the Operating Partnership’s election, for two consecutive quarters each following a material acquisition; and an unencumbered interest coverage ratio of at least 1.75x. Additionally, the facility restricts the Company’s ability to pay distributions to its stockholders under certain circumstances. However, the Company may make distributions to the extent necessary to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended. The facility contains certain covenants that, subject to exceptions, limit or restrict the Company’s incurrence of indebtedness and liens, disposition of assets, transactions with affiliates, mergers and fundamental changes, modification of organizational documents, changes to fiscal periods, making of investments, negative pledge clauses and lines of business and REIT qualification. A copy of the agreement evidencing the Term Loan Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Existing Credit Facility

Additionally, on November 22, 2019, the Company entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), which amends its existing credit facility with Barclays Bank PLC, as administrative agent, (1) to update certain terms to be consistent with those as described under, and to acknowledge, where applicable, the Term Loan Facility (including without limitation, to amend the Capitalization Rate (as such term is defined in the First Amendment) and to modify certain caps on the amount of lease incentives or mortgage notes receivable which may be included in the calculation of permitted investments, total asset value, and the value of the unencumbered pool for purposes of determining compliance with the financial covenants under the existing credit facility), and (2) to make certain other changes to the existing credit facility consistent with market practice on future replacement of the LIBOR rate and qualified financial contracts. A copy of the First Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01—Regulation FD Disclosure.

On November 25, 2019, certain subsidiaries of the Company (the “Master Trust Issues”) voluntarily prepaid $70.4 million of their Series 2016-1 Notes (consisting of $53.2 million Class A Series 2016-1 Notes and $17.2 million Class B Series 2016-1 Notes) at par plus accrued interest pursuant to the terms of the agreements related to such securities. These notes were issued under a master trust program, under which the Master Trust Issuers had previously issued multiple series and classes of notes in the asset-backed securities market that were secured by properties and related leases owned by the Master Trust Issuers (the “Master Trust Funding Program”). Additionally, on November 12, 2019, the Master Trust Issuers cancelled $200 million of their Class A Series 2016-1 Notes which a subsidiary of the Company had purchased on May 14, 2019. After giving effect to the voluntary prepayment and cancellation described above, the Company has no outstanding Series 2016-1 Notes under the Master Trust Funding Program, and it currently has $239.4 million of Series 2017-1 Notes outstanding under such program.

On November 26, 2019, in connection with the transactions described above, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01— Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated November 26, 2019
10.2	First Amendment to Amended and Restated Credit Agreement, dated November 22, 2019
99.1	Press Release, dated November 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: November 27, 2019	By:	/s/ Hillary P. Hai
Hillary P. Hai
Chief Financial Officer